EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
The table below lists DDi Corp’s consolidated subsidiaries. The ownership of these entities is as follows:

Jurisdiction of
Name	Organization	Ownership

DDi Intermediate Holdings Corp.	California	100% directly owned by DDi Corp.

DDi Capital Corp.	California	100% directly owned by DDi Intermediate Holdings Corp.

Dynamic Details, Incorporated	California	100% directly owned by DDi Capital Corp.

DDi Sales Corp.	Delaware	100% directly owned by Dynamic Details, Incorporated

Sovereign Circuits, Inc.	Ohio	100% directly owned by Dynamic Details, Incorporated

Sovereign Flex Products, LLC	Ohio	100% directly owned by Sovereign Circuits, Inc.

DDi Canada Acquisition Corp.	Ontario, Canada	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Canada, Inc.	Ontario, Canada	100% directly owned by DDi Canada Acquisition Corp.

Laminate Technology Corp.	Delaware	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Silicon Valley	Delaware	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Colorado Springs	Colorado	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Texas, L.L.C.	Delaware	100% directly owned by Dynamic Details, Incorporated

DDi-Texas Intermediate Holdings II, L.L.C.	Delaware	100% directly owned by Dynamic Details Texas, LLC

DDi-Texas Intermediate Partners II, L.L.C.	Delaware	100% directly owned by Dynamic Details Texas, LLC

Dynamic Details, L.P.	Delaware	99% owned by DDi-Texas Intermediate Partners II, LLC and 1% owned by DDi-Texas Intermediate Holdings II, LLC

DDi Europe Limited	United Kingdom	100% directly owned by DDi Corp.

DDi Group Limited	United Kingdom	100% directly owned by DDi Europe Limited

DDi Tolworth Limited	United Kingdom	100% directly owned by DDi Group Limited

DDi Precision Limited	United Kingdom	100% directly owned by DDi Group Limited

DDi Marlow Limited	United Kingdom	100% directly owned by DDi Europe Limited